 Exhibit 23.7

Klohn Crippen Berger Ltd.

March 28, 2014

TO:  Seabridge Gold Inc.

Ladies and Gentlemen:

Reference is made to the Annual Report on Form 40-F (the “40-F”) of Seabridge Gold Inc. (the “Company”), to be filed with the United States Securities and Exchange Commission pursuant to the United States Securities Exchange Act of 1934, as amended, and the Annual Information Form (the “AIF”) of the Company for the year ended December 31, 2013, which is being filed as an exhibit to and incorporated by reference in the 40-F.

I, Graham Parkinson, P.Geo., on behalf of myself and Klohn Crippen Berger Ltd., hereby consent to the references to, and the information derived from, the following reports and to the references, as applicable, to my name and Klohn Crippen Berger Ltd.’s name in connection with the following reports in the AIF and the 40-F:
•	2012 KSM (Kerr-Sulphurets-Mitchell) Prefeasibility Study dated June 22, 2012;
•	Kerr-Sulphurets-Mitchell (KSM) Prefeasibility Study Update 2011 dated June 15, 2011; and
•	KSM Preliminary Feasibility Study 2010 dated March 31, 2010.

Yours truly,

/s/ Graham Parkinson
Graham Parkinson, P.Geo.